Exhibit 99.1

FOR IMMEDIATE RELEASE

Editor’s Contact:
Frank Berry
QLogic Corporation
Phone: (949) 389-6499
frank.berry@qlogic.com

Investor’s Contact:
Tony Massetti
QLogic Corporation
Phone: (949) 389-7533
tony.massetti@qlogic.com

QLOGIC REPORTS FOURTH QUARTER
AND FISCAL YEAR 2005 RESULTS
Revenue and Net Income Reach Record Levels

Aliso Viejo, Calif., May 4, 2005 – QLogic Corporation (Nasdaq:QLGC), the company that powers storage area networks (SANs), today announced its financial results for the fourth quarter and fiscal year ended April 3, 2005.

Net revenue for the fourth quarter of fiscal 2005 was a record $157.2 million and increased 23% from the $128.3 million reported in the comparable quarter last year. Fibre Channel product revenue for the fourth quarter of fiscal 2005 was $118.2 million and represented 75% of the Company’s total revenue. Fibre Channel product revenue for the fourth quarter was up 18% from the comparable quarter last year. Net income on a GAAP basis for the fourth quarter of fiscal 2005 was a record $46.2 million, or $0.49 per share on a diluted basis, an increase of 40% from the $32.9 million, or $0.34 per share on a diluted basis, reported in the fourth quarter of last year.

During the fourth quarter of fiscal 2005, net revenue increased 5% sequentially from the $150.3 million reported in the third quarter of fiscal 2005. Fibre Channel product revenue for the fourth quarter of fiscal 2005 was up 1% sequentially from the third quarter of fiscal 2005. Fourth quarter net income on a GAAP basis increased 6% from the $43.4 million, or $0.46 per share on a diluted basis, reported in the third quarter of fiscal 2005.

Net revenue for fiscal 2005 was $571.9 million, up 9% from the $523.9 million reported for fiscal 2004. Net income on a GAAP basis for fiscal 2005 was $157.6 million, or $1.68 per share on a diluted basis, an increase of 18% from the $133.7 million, or $1.39 per share on a diluted basis, reported for fiscal 2004.

“We are very pleased with our achievement of both record revenue and record net income for the fourth quarter and the full fiscal year 2005,” said H.K. Desai, the Company’s chairman, chief executive officer and president. “In addition to these significant achievements, QLogic attained the number one ranking for total Fibre Channel HBA revenue and port shipments for calendar year 2004, according to Dell’Oro Group’s 2004 SAN Report.”

The Company uses certain non-GAAP measures to supplement financial statements based on GAAP. A summary of these non-GAAP financial measures and a complete reconciliation of each non-GAAP measure to the most directly comparable GAAP measure, as well as a description of the reasons that management believes that these non-GAAP financial measures provide useful information to investors and the additional purposes for which management uses these non-GAAP financial measures is presented in the accompanying financial schedules.

Non-GAAP net income for the fourth quarter of fiscal 2005 was $46.7 million, or $0.50 per share on a diluted basis, and increased 34% from the $34.7 million, or $0.36 per share on a diluted basis, reported in the fourth quarter of last year. Non-GAAP net income for the fourth quarter of fiscal 2005 increased 3% sequentially from the $45.1 million, or $0.48 per share on a diluted basis, reported for the third quarter of fiscal 2005.

During fiscal 2005, the Company’s non-GAAP net income was $163.5 million, or $1.75 per share on a diluted basis, an increase of 15% from the $142.5 million, or $1.48 per share on a diluted basis, reported last year.

During fiscal 2005, the Company generated $182 million in cash from operations and used $85 million to purchase its common stock pursuant to the Company’s stock repurchase programs. The Company’s balance sheet at the end of fiscal 2005 was highlighted by $812 million of cash and short-term investments and over $1 billion in total assets.

QLogic’s fourth quarter and fiscal year 2005 conference call is scheduled today at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). H.K. Desai, chairman of the board, chief executive officer and president, and Tony Massetti, vice president and chief financial officer, will host the conference call. The call is being webcast live via the Internet at www.qlogic.com. Phone access to participate in the conference call is available at (719) 457-2654, pass code: 6559714 .

The financial information that the Company intends to discuss during the conference call will be available on the Company’s website at www.qlogic.com for 12 months following the conference call. A replay of the conference call will be available via webcast for 12 months on the Company’s website at www.qlogic.com. An audio replay of the conference call will also be available through May 18, 2005 by calling (719) 457-0820, pass code: 6559714 .

Powered by QLogic

Since 1993, over 50 million QLogic products have shipped inside servers, workstations, RAID subsystems, tape libraries, disk and tape drives. QLogic products are delivered to small, medium and large enterprises around the world. Powering solutions from leading companies like Cisco, Dell, EMC, Fujitsu, Hitachi, HP, IBM, NEC, Network Appliance, Quantum, StorageTek and Sun Microsystems, the broad line of QLogic controller chips, host bus adapters, network switches and management software move data from storage devices through the network fabric to servers. QLogic is a member of the S&P 500 Index and NASDAQ 100 Index. For more information visit www.qlogic.com.

Note: All QLogic-issued press releases appear on the Company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.

Disclaimer — Forward Looking Statements

This press release contains statements relating to future results of the Company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The Company advises readers that these potential risks and uncertainties include, but are not limited to: the volatility of the Company’s stock price; fluctuations in operating results; the dependence on the storage area network market; the ability to maintain and gain market or industry acceptance of the Company’s products; the dependence on a limited number of customers; seasonal fluctuations and uneven sales patterns in orders from customers; the ability to compete effectively with other companies; declining average unit sales prices of comparable products; a reduction in sales efforts by current distributors; the dependence on relationships with certain silicon chip suppliers and other subcontractors; the complexity of the Company’s products; sales fluctuations arising from customer transitions to new products; terrorist activities and resulting military actions; international, economic, regulatory, political and other risks; changes in semiconductor foundry capacity; uncertain benefits from strategic business combinations; the ability to maintain or expand upon strategic alliances; the strain on resources caused by rapid growth and expansion; the ability to attract and retain key personnel; the ability to protect proprietary rights or to satisfactorily resolve any infringement claims; changes in tax laws or adverse tax audit results; decreasing effectiveness of equity compensation in employee retention; charter documents and stockholder rights plan that may discourage a business combination; and facilities located in areas subject to earthquakes.

More detailed information on these and additional factors which could affect the Company’s operating and financial results are described in the Company’s Forms 10-K, 10-Q and other reports, filed or to be filed with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Trademarks and registered trademarks are the property of the companies with which they are associated.

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited — in thousands, except per share amounts)

	Three Months Ended			Year Ended
	April 3,	December 26,	March 28,	April 3,	March 28,
	2005	2004	2004	2005	2004
Net revenues	$157,231	$150,252	$128,294	$571,903	$523,860
Cost of revenues	48,248	45,448	39,045	174,824	166,294

Gross profit	108,983	104,804	89,249	397,079	357,566

Operating expenses:
Engineering and development	24,232	24,331	22,024	95,864	87,755
Sales and marketing	15,909	15,166	14,941	59,477	52,952
General and administrative	4,305	4,502	3,659	17,252	18,102

Total operating expenses	44,446	43,999	40,624	172,593	158,809

Operating income	64,537	60,805	48,625	224,486	198,757

Interest and other income	5,539	4,468	4,381	17,873	16,844

Income before income taxes	70,076	65,273	53,006	242,359	215,601

Income taxes	23,921	21,917	20,142	84,763	81,928

Net income	$46,155	$43,356	$32,864	$157,596	$133,673

Net income per share:
Basic	$0.50	$0.47	$0.35	$1.70	$1.42
Diluted	$0.49	$0.46	$0.34	$1.68	$1.39
Number of shares used in per share computations:
Basic	92,093	92,157	94,367	92,512	94,281
Diluted	93,849	93,484	95,798	93,657	96,246

QLOGIC CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(unaudited — in thousands, except per share amounts)

	Three Months Ended			Year Ended
	April 3,	December 26,	March 28,	April 3,	March 28,
	2005	2004	2004	2005	2004

GAAP net income	$46,155	$43,356	$32,864	$157,596	$133,673
Items excluded from GAAP net income:
Merger related stock compensation charges included in engineering and development expenses	511	1,779	1,869	5,892	7,743
Legal settlements included in general and administrative expenses	—	—	—	—	1,750
Income tax effect	—	—	—	—	(684)

Non-GAAP net income	$46,666	$45,135	$34,733	$163,488	$142,482

Diluted net income per share:
GAAP net income	$0.49	$0.46	$0.34	$1.68	$1.39
Adjustments	0.01	0.02	0.02	0.07	0.09

Non-GAAP net income	$0.50	$0.48	$0.36	$1.75	$1.48

Non-GAAP Financial Measurements

The non-GAAP financial measurements contained herein are a supplement to the corresponding financial measurements prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial information presented excludes non-cash merger related stock compensation charges and, in fiscal 2004, legal settlements and the related income tax effect. The non-cash stock compensation charges relate to the Company’s acquisition of Little Mountain Group, Inc. in January 2001, and such non-cash charges ended during the fourth quarter of fiscal 2005. Management believes these items are not indicative of the Company’s on-going core operating performance.

The Company has presented non-GAAP net income and non-GAAP diluted net income per share, on a basis consistent with its historical presentation, to assist investors in understanding the Company’s core net income and non-GAAP diluted net income per share on an on-going basis. The non-GAAP presentation also enhances comparisons of the Company’s core net profitability with historical periods and comparisons of the Company’s core net profitability with the corresponding results for competitors. Management believes that on-going net income and diluted net income per share are important measures in the evaluation of the Company’s profitability. These non-GAAP financial measures exclude the adjustments described above, and thus provide an overall measure of the Company’s on-going net profitability and related profitability on a diluted per share basis.

Management uses non-GAAP net income in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that this measure is an important component of its internal performance measurement process. In addition, the Company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measurement.

The non-GAAP financial measurements presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP information presented by the Company may be different from the non-GAAP measures used by other companies.

QLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited — in thousands)

	April 3, 2005	March 28, 2004
ASSETS

Current assets:
Cash and cash equivalents	$165,644	$62,911
Short-term investments	646,694	680,123
Accounts receivable, net	63,526	67,355
Inventories	29,626	20,935
Other current assets	34,029	19,867

Total current assets	939,519	851,191

Property and equipment, net	77,464	67,224
Other assets	9,357	7,711

	$1,026,340	$926,126

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$20,186	$18,570
Accrued compensation	22,259	18,849
Income taxes payable	17,999	8,302
Other liabilities	8,377	12,687

Total current liabilities	68,821	58,408

Deferred tax liabilities	1,336	—

Total stockholders’ equity	956,183	867,718

	$1,026,340	$926,126

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited — in thousands)

	Year Ended
	April 3,	March 28,
	2005	2004
Cash flows from operating activities:
Net income	$157,596	$133,673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,586	14,829
Deferred income taxes	(1,641)	15,433
Tax benefit from issuance of stock under stock plans	2,441	10,640
Amortization of deferred stock-based compensation	578	1,196
Provision for losses on accounts receivable	90	(450)
Loss on disposal of property and equipment	187	43
Changes in operating assets and liabilities:
Accounts receivable	3,739	(17,211)
Inventories	(8,691)	(1,570)
Other assets	(4,902)	(37)
Accounts payable	1,616	3,269
Accrued compensation	3,410	(3,148)
Income taxes payable	9,697	(8,523)
Other liabilities	2,236	9,048

Net cash provided by operating activities	181,942	157,192

Cash flows from investing activities:
Purchases of marketable securities	(672,418)	(1,054,362)
Sales and maturities of marketable securities	694,140	899,122
Additions to property and equipment	(25,657)	(22,283)
Purchase of other assets	(4,000)	–

Net cash used in investing activities	(7,935)	(177,523)

Cash flows from financing activities:
Proceeds from issuance of stock under stock plans	13,735	22,260
Purchase of treasury stock	(85,009)	(57,014)

Net cash used in financing activities	(71,274)	(34,754)

Net increase (decrease) in cash and cash equivalents	102,733	(55,085)

Cash and cash equivalents at beginning of period	62,911	117,996

Cash and cash equivalents at end of period	$165,644	$62,911

QLOGIC CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited — in thousands)

Net Revenues

A summary of the Company’s revenue components is as follows:

	Three Months Ended			Year Ended
	Apr. 3,	Dec. 26,	Mar. 28,	Apr. 3,	Mar. 28,
	2005	2004	2004	2005	2004

Fibre Channel products	$118,238	$116,937	$100,597	$448,387	$399,298
SCSI products	35,986	31,376	25,323	116,344	118,735
Other	3,007	1,939	2,374	7,172	5,827

	$157,231	$150,252	$128,294	$571,903	$523,860

Geographic Revenues

Revenues by geographic area are presented based upon the country of destination. Net revenues by geographic area are as follows:

	Three Months Ended			Year Ended
	Apr. 3,	Dec. 26,	Mar. 28,	Apr. 3,	Mar. 28,
	2005	2004	2004	2005	2004

United States	$61,100	$61,138	$56,344	$230,387	$231,294
International	96,131	89,114	71,950	341,516	292,566

	$157,231	$150,252	$128,294	$571,903	$523,860